EXHIBIT 10.11

JOINT DIRECTION TO RELEASE PLEDGED INTERESTS FROM ESCROW

July 30, 2010

John Holt Smith, Esq.

Smith & Associates

415 Stunt Rd.

Calabasas, CA 91302

Dear Mr. Smith:

Reference is made to that certain Stock Pledge and Escrow Agreement (the “Agreement”) dated April 1, 2010, by and between AMHN, Inc., a Nevada corporation (“AMHN”), Seatac Digital Resources, Inc. (“Seatac”) and Smith & Associates, pursuant to which Smith & Associates is holding in escrow a certain certificate representing shares of stock (the “Pledged Interests”) of AMHN’s subsidiary, America’s Minority Health Network, Inc.

Notwithstanding anything to the contrary in the Agreement, the undersigned, AMHN and Seatac, hereby give this joint written instruction to Smith & Associates to deliver, as soon as practicable, from the escrow established pursuant the Agreement, share certificate number 7 representing 1,000 shares of common stock of America’s Minority Health Network, Inc. Upon delivery of the foregoing, the undersigned hereby release Smith & Associates from any further obligation under the Agreement. The undersigned further agree to indemnify and hold Smith & Associates harmless for any action taken in accordance with this joint written instruction.

Sincerely,

AMHN, INC.

/s/ Robert Cambridge
By:
Robert Cambridge, Chief Executive Officer

SEATAC DIGITAL RESOURCES, INC.

/s/ Robin Tjon
By:
Robin Tjon, President

Acknowledged and Agreed:

AMERICA’S MINORITY HEALTH NETWORK, INC.

/s/ Shaneeka James
By:
Shaneeka James, Chief Executive Officer